                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )




Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                       THE MANAGEMENT NETWORK GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       THE MANAGEMENT NETWORK GROUP, INC.
                       7300 COLLEGE BOULEVARD, SUITE 302
                          OVERLAND PARK, KANSAS 66210
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2000
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 23 at 9:00 a.m. local time, at Swissotel New York, The Drake, 440 Park Avenue, New York, New York 10022 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

          1. To elect two (2) Class I directors to serve for terms of three years expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected.

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 30, 2000.

          3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 5, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Grant G. Behrman
                                          Chairman

Overland Park, Kansas City
April 19, 2000

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       THE MANAGEMENT NETWORK GROUP, INC.
                            ------------------------

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of The Management Network Group, Inc. (the "Company" or "TMNG"), for use at the Annual Meeting of Stockholders to be held Tuesday, May 23, 2000 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Swissotel New York, The Drake, 440 Park Avenue, New York, New York 10022. The telephone number at that location is (212) 421-0900.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended January 1, 2000, including financial statements, were first mailed on or about April 19, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on April 5, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 27,431,662 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 48 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $23.00 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class I directors, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than November 30, 2000 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, three directors in Class II and two directors in Class
III. The Class II and Class III directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the Class I directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                    NAME                       AGE                 PRINCIPAL OCCUPATION
                    ----                       ---                 --------------------
NOMINEES FOR CLASS I DIRECTORS
William M. Matthes(2)........................  40     Managing Partner, Behrman Capital
Micky K. Woo.................................  46     Vice President and Director
CONTINUING CLASS II DIRECTORS
Mario M. Rosati(1)...........................  53     Partner, Wilson, Sonsini, Goodrich & Rosati
Dennis G. Sisco..............................  54     Partner, Behrman Capital
Roy A. Wilkens(1)(2).........................  57     Non-Executive Chairman, Williams Communications
                                                      Group
CONTINUING CLASS III DIRECTORS
Grant G. Behrman(2)..........................  46     Chairman, Managing Partner, Behrman Capital
Richard P. Nespola...........................  55     President and Chief Executive Officer

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     There are no family relationships among any of the directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     William M. Matthes has served as a director since February 1998. Mr. Matthes joined Behrman Capital, a private equity firm, in April 1996 and has served as a Managing Partner of Behrman Capital since January 1999. Prior to joining Behrman Capital, Mr. Matthes was Chief Operating Officer of Holsted Marketing, Inc., a direct marketing company from July 1994 to April 1996. From December 1989 to July 1994, Mr. Matthes was a General Partner at Brentwood Associates, a private equity firm. Mr. Matthes currently serves on the board of Starwood Financial Trust and several private companies, including Groundswell, Inc., a web strategy, design, and hosting firm, where he serves as Chairman of the Board. Mr. Matthes received his M.B.A. from Harvard Business School in 1986 where he was both a Baker Scholar and a Loeb Rhoades Fellow. Mr. Matthes also received his A.B. in Economics from Stanford University, where he graduated with honors and distinction.

     Micky K. Woo has served as our Vice President and as a director, and he has been a partner with us since December 1991. Prior to joining us, Mr. Woo served from June 1989 to November 1991 as Vice President of

Information Systems and Revenue Assurance at Telesphere Communications, a communications service provider. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint and from 1983 to 1987 he served in management at MCI, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and the Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse. Mr. Woo received his B.A. in Computer Science and an M.A. in accounting from the University of Iowa.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     Mario M. Rosati has served as a director since June 1999. Mr. Rosati is a member of the executive committee of Wilson, Sonsini, Goodrich & Rosati, one of the premier legal firms for high technology companies. He has been with the law firm since 1971, first as an associate and then as a member since 1975. He is a member of the board of directors of Aehr Test Systems, a semiconductor equipment company, Genus, Inc., a semiconductor equipment company, Mypoints.com, Inc., an internet-based direct marketing company, Ross Systems, Inc., a software company, Sanmina Corporation, an electronics contract manufacturing company, Symyx Technologies, a combinatorial materials science company, and Vivus, Inc., a medical device company. Mr. Rosati received his B.A. from the University of California at Los Angeles and his J.D. from the University of California at Berkeley, Boalt Hall School of Law.

     Dennis G. Sisco has served as a director since February 1998. Since January 1998, Mr. Sisco has been a partner with Behrman Capital. From 1993 to 1997, Mr. Sisco served as an Executive Vice President of Dun and Bradstreet and as President of D&B Enterprises, a venture capital operation of Dun & Bradstreet. From 1989 to 1993, Mr. Sisco served as an Executive Vice President of Cognizant Corporation, a business information services provider. Previously, Mr. Sisco held several operating positions in technology companies and served as a General Partner at Oak Investment Partners, a venture capital partnership. Mr. Sisco specializes in the information technology area and currently serves on the boards of Aspect Development, Inc., a software product and information services company, The Gartner Group, Inc., a market research firm, and TSI Software International, Ltd., an e-business and microwave software products company. Mr. Sisco graduated with honors from Western Maryland College with a B.A. in Economics.

     Roy A. Wilkens Mr. Wilkens was named President and CEO of Data Network Operations in January 2000, as well as Chief Technology Officer for McLeodUSA. He has served as a director of McLeodUSA since June 1999. Mr. Wilkens was President of the Williams Pipeline Company when he founded WilTel Network Services as an operating unit of the Williams Companies, Inc., in 1985. He was founder/Chief Executive Officer of WilTel Network Services from 1985 to 1997. In 1995, WilTel Network Services was acquired by LDDS Communications, which now operates under the name WorldCom. Mr. Wilkens served as Vice Chairman of WorldCom until his retirement in 1997. In 1992, Mr. Wilkens was appointed by President George Bush to the National Security Telecommunications Advisory Council. He also has served as chairman of both the Competitive Telecommunications Association (CompTel) and the National Telecommunications Network. Mr. Wilkens is a director of Splitrock Services, Inc. prior to its acquisition by McLeodUSA, Paging Network, Inc., UniDial Inc., and InvenSys Corporation.

     Grant G. Behrman has served as our Chairman of the Board since February 1998. Mr. Behrman currently serves as Managing Partner of Behrman Capital, a private equity firm, and was a founding partner of that firm. At Behrman Capital, he has primary responsibility for investments made in the information technology and outsourcing areas. Prior to founding Behrman Capital, Mr. Behrman was a founding member of Morgan Stanley's Venture Capital Group where he worked from 1981 to 1991, and a consultant with the Boston Consulting Group from 1977 to 1981. Mr. Behrman is a director of Visual Networks, Inc., a telecommunications equipment manufacturer, and several private companies including Groundswell, Inc., a web strategy, design and hosting firm. Mr. Behrman received an M.B.A. with distinction from the Wharton Graduate School of Business in 1977. Mr. Behrman received his undergraduate degree in Business from the University of the Witwatersrand (South Africa).

     Richard P. Nespola has served as our President and Chief Executive Officer and founded TMNG in 1990. Prior to founding TMNG, from 1989 to 1990, Mr. Nespola served as Senior Vice President and Chief Operating Officer of Telesphere Communications, a communications service provider. From 1986 through 1989, he held the positions of Vice President of Financial Operations and Senior Vice President of Strategic Markets and Product Pricing at Sprint. He also served as the Senior Director of Revenue and Treasury Operations at MCI from 1982 to 1986. Mr. Nespola is a director of Groundswell, Inc., a web strategy, design and hosting firm. Mr. Nespola is also a frequent chair of industry forums and noted conference speaker. Mr. Nespola received his B.A. and his M.B.A. from Long Island University.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     The Board of Directors of the Company held a total of 4 meetings during the fiscal year ended January 1, 2000. All Directors attended at least 75% of the meetings.

     The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The audit committee consists of Mario M. Rosati and Roy A. Wilkens. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services of our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

     The compensation committee consists of Grant G. Behrman, William M. Matthes and Roy A. Wilkens. The compensation committee makes recommendations to the board of directors regarding our employee benefit plans and the compensation of officers. None of the members of the compensation committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

COMPENSATION OF DIRECTORS

     Our non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings but are not compensated for their services as board or committee members. We have in the past granted non-employee directors options to purchase our common stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new non-employee directors. Messrs. Rosati and Wilkens each received an option to purchase 37,500 shares of our Common Stock when they joined the Board of Directors in 1999. Such options have been exercised but remain subject to a right of repurchase by TMNG which lapses over a period of four years.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2000, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since the Company's inception. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2000.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the compensation paid by us during 1998 and 1999 to our Chief Executive Officer and our other executive officers who received compensation of more than $100,000 during 1998 and 1999:

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                       ANNUAL        SECURITIES
                                                    COMPENSATION     UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     SALARY($)       OPTIONS(#)     COMPENSATION($)
       ---------------------------          ----    ------------    ------------    ---------------
Richard P. Nespola(1).....................  1999      $440,000                         $329,656
  Chief Executive Officer and President     1998      $554,215                         $260,882
Micky K. Woo..............................  1999      $275,000                         $260,000
  Vice President                            1998      $210,973         50,000          $191,226
Ralph R. Peck.............................  1999      $268,750                         $135,000
  Vice President                            1998      $210,973         50,000          $141,226
Donald E. Klumb(2)........................  1999      $ 76,300        250,000          $ 17,400
  Vice President and Chief Financial
  Officer

---------------
(1) Mr. Nespola's annual salary for 1999 was $ 440,000. All other compensation stated is for bonus, cash benefits and the use of an automobile, including 100.0% of the lease payments.

(2) Mr. Klumb joined TMNG in July 1999. His 1999 annual salary and bonus were $180,000 and $40,000, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during 1999 to our Chief Executive Officer and our other executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                                   INDIVIDUAL GRANTS
                                  ---------------------------------------------------
                                               PERCENT OF                               POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF      TOTAL                                     ASSUMED ANNUAL RATES OF
                                  SECURITIES    OPTIONS                                     STOCK APPRECIATION FOR
                                  UNDERLYING   GRANTED TO   EXERCISE                             OPTION TERM
                                   OPTIONS     EMPLOYEES    PRICE PER    EXPIRATION     ------------------------------
              NAME                GRANTED(1)    IN 1999       SHARE         DATE              5%             10%
              ----                ----------   ----------   ---------   -------------   --------------  --------------
Donald E. Klumb.................   250,000       21.28%       $2.00     July 26, 2009   $13.3 million   $21.2 million

AGGREGATE YEAR-END OPTION VALUES

     The following table sets forth information for our executive officers who received salary compensation of more than $100,000 in 1999, and the number and value of securities underlying exercisable and unexercisable options held at January 1, 2000:

                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                           OPTIONS AT JANUARY 1, 2000          JANUARY 1, 2000(2)
                                          ----------------------------    -----------------------------
                  NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                  ----                    -----------    -------------    ------------    -------------
Micky K. Woo............................    16,667           33,333       $0.5 million    $1.0 million
Ralph R. Peck...........................    16,667           33,333       $0.5 million    $1.0 million
Donald E. Klumb.........................    37,500          212,500       $1.1 million    $6.5 million

---------------
(1) Value realized reflects the fair market value of our common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

(2) Value of unexercised in-the-money options are based on a value of $32.63 per share, the closing price of our common stock on the Nasdaq National Market on January 1, 2000, minus the per share exercise price, multiplied by the number of shares underlying the option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors (the "Committee"), comprising three directors, none of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

     - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     - Motivate executives to achieve optimum performance for the Company;

     - Align the financial interest of executives and stockholders through equity-based plans;

     - Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1998 Equity Incentive Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     1.Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at consulting firms, telecommunications companies and other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

     2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

     3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 1999 for any executive officer.

1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In determining Mr. Nespola's salary for fiscal year 1999, the Committee considered competitive compensation data for publicly-held consulting and telecommunications companies. The Committee also took into account Mr. Nespola's experience and knowledge and his performance as Chief Executive Officer. Mr. Nespola's salary for fiscal year 1999 was adjusted to an annual rate of $440,000 to be more closely in line with salaries paid to chief executive officers of comparably sized, publicly-held management consulting companies. In addition, the Committee approved a bonus of $225,000 for Mr. Nespola in recognition of his performance during 1999.

SECTION 162(M) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

     In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1999.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          The Compensation Committee of the
                                          Board of Directors

                                          Grant G. Behrman
                                          William M. Matthes
                                          Roy A. Wilkens

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") for the period beginning on November 23, 1999, the Company's first day of trading after its initial public offering, and ending on January 1, 2000.

                 COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG THE MANAGEMENT NETWORK GROUP, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE CHASE H & Q TECHNOLOGY INDEX
GRAPH

                                                     THE MANAGEMENT               NASDAQ STOCK                 CHASE H & Q
                                                   NETWORK GROUP, INC.            MARKET (U.S.)                TECHNOLOGY
                                                   -------------------            -------------                -----------
11/23/99                                                 100.00                      100.00                      100.00
1/1/00                                                   191.91                      121.72                      125.66

* $100 INVESTED ON 11/23/99 IN STOCK OR INDEX --
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING JANUARY 1.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2000, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

     Unless otherwise indicated, the address for each beneficial owner set forth below is c/o The Management Network Group, Inc., 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
                                                                TOTAL
                      BENEFICIAL OWNER                          NUMBER      PERCENT
                      ----------------                        ----------    -------
5% STOCKHOLDERS:
Behrman Capital II L.P(1)...................................  14,223,949      51.4%
  126 E. 56th Street, 27th Floor
  New York, NY 10022
EXECUTIVE OFFICERS & DIRECTORS:
Grant G. Behrman(2).........................................  14,223,949      51.4%
  Behrman Capital
  126 E. 56th Street, 27th Floor
  New York, NY 10022
William M. Matthes(3).......................................  14,131,425      51.1%
  Behrman Capital
  Four Embarcadero Center
  Suite 3640
  San Francisco, CA 94111
Dennis G. Sisco(4)..........................................  14,131,425      51.1%
  Behrman Capital
  126 E. 56th Street, 27th Floor
  New York, NY 10022
Richard P. Nespola.(5)......................................   4,626,640      16.7%
Micky K. Woo Trust(6).......................................   2,039,788       7.4%
Ralph R. Peck(7)............................................   1,039,528       3.8%
Donald E. Klumb(8)..........................................      37,500         *
Mario M. Rosati(9)..........................................      37,500         *
  Wilson Sonsini Goodrich & Rosati
  650 Page Mill Road
  Palo Alto, CA 94304
Roy A. Wilkens(9)...........................................      37,500         *
All directors and executive Officers as a group (9
  persons)(10)..............................................  22,042,405

---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Includes 92,524 shares held by Strategic Entrepreneur Fund II, L.P., an affiliate of Behrman Capital.

 (2) Represents 14,223,949 shares held by Behrman Capital and 92,524 shares held by Strategic Entrepreneur Fund. Mr. Behrman is a managing member of Behrman Brothers LLC, the general partner of Behrman Capital and is a general partner of Strategic Entrepreneur Fund. Mr. Behrman disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate partnership interest therein. Mr. Behrman is a member of our board of directors.

 (3) Represents 14,223,949 shares held by Behrman Capital. Mr. Matthes is a managing member of Behrman Brothers LLC, the general partner of Behrman Capital. Mr. Matthes disclaims beneficial ownership of the shares held by Behrman Capital, except to the extent of his proportionate partnership interest therein. Mr. Matthes is a member of our board of directors.

 (4) Represents 14,223,949 shares held by Behrman Capital. Mr. Sisco is a member of Behrman Brothers LLC, the general partner of Behrman Capital. Mr. Sisco disclaims beneficial ownership of the shares held by Behrman Capital, except to the extent of his proportionate partnership interest therein. Mr. Sisco is a member of our board of directors.

 (5) Includes 250,000 shares held by the TMNG 1999 Trust, Faye Nespola, Trustee, and additionally consists of 88,800 exercisable stock options.

 (6) Consists of 83,267 exercisable stock options.

 (7) Consists of 61,267 exercisable stock options.

 (8) Consists of 37,500 stock options that vested upon the closing of the initial public offering.

 (9) Consists of 37,500 shares that are subject to a right of repurchase by TMNG. The shares subject to the right of repurchase will vest in four equal annual installments, with the first quarter becoming vested on June 4, 2000.

(10) Includes 250,000 shares held by TMNG 1999 Trust, Faye Nespola, Trustee. Also includes an aggregate of 14,223,949 shares held by Behrman Capital and 92,524 shares held by Strategic Entrepreneur Fund.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended January 1, 2000 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CORPORATE COUNSEL

     Mr. Rosati, one of our directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which became our outside corporate counsel in May 1999.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers.

TRANSACTIONS WITH CUSTOMERS

     Intertech Management Group, Inc. is a customer of ours. Messrs. Matthes and Sisco, two of our directors, are also directors of Intertech Management Group, Inc. In addition, Behrman Capital II, L.P. and Strategic Entrepreneur Fund II L.P., venture funds affiliated with Behrman Capital with whom Messrs. Matthes and Sisco are employed, hold shares of preferred stock of Intertech that are convertible into approximately 25.0% of Intertech's outstanding common stock. We provided $2.6 million of consulting services to Intertech in fiscal year 1999.

     Mr. Wilkens, a member of our board of directors, became a director and non-executive Chairman of the Board of Williams Communications Group, Inc. upon completion of Williams' Communications Group's initial public offering. Williams Communications Group was our largest customer during fiscal year 1999. We provided $19.9 million of consulting services to Williams in fiscal year 1999.

     In October 1999, we reached an agreement in principle with Williams Communications under which Williams Communications will commit to minimum levels of consulting fees of $22 million over three years. In addition, in October 1999, we issued Williams Communications a warrant to purchase 500,000 shares of our common stock at an exercise price of $2.00 per share.

TERMINATION OF ESCROW AGREEMENT

     From 1993 through 1998, we were taxed as a "pass-through" entity under subchapter "S" of the Internal Revenue Code. Since February 1998, we have been taxed under subchapter "C" of the Internal Revenue Code, which is applicable to most corporations and treats the corporation as an entity that is separate and distinct from its stockholders. The stockholders of our predecessor entity agreed, at the time we acquired our predecessor, to indemnify us against negative tax consequences arising from our prior "S" corporation status. This indemnity was secured by escrowed funds in an escrow that was supposed to terminate in February 2001. However, we terminated the escrow arrangement as of February 2000, and released all escrowed funds to the stockholders of our predecessor entity.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

     All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our board of directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                             THE BOARD OF DIRECTORS

Overland Park, Kansas
April 19, 2000

                       THE MANAGEMENT NETWORK GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 23, 2000
                             THE DRAKE SWISS HOTEL
                                   NEW YORK,
                                 440 PARK AVENUE
                               NEW YORK, NY 10022


         THE MANAGEMENT NETWORK GROUP, INC.
         7300 COLLEGE BOULEVARD, SUITE 302, OVERLAND PARK, KANSAS 66210


                                                               PROXY
--------------------------------------------------------------------------------



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 23, 2000

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Grant G. Behrman and Richard P. Nespola, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                                SEE REVERSE SIDE

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


1.   Election of directors:    01  William M. Matthes       [ ]   Vote FOR                    [ ]   Vote WITHHELD
                               02  Micky K. Woo                   all nominees                      from all nominees
                                                                 (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratifying the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 30, 2000.

                           [ ]   For         [ ]  Against        [ ]   Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]
Indicate changes below:



                                         Date
                                              ---------------------------------



                                         --------------------------------------
                                         Signature(s) in Box
                                         Please sign exactly as your name(s)
                                         appear on Proxy. If held in joint
                                         tenancy, all persons must sign.
                                         Trustees, administrators, etc. should
                                         include title and authority.
                                         Corporations should provide full name
                                         of corporation and title of authorized
                                         officer signing the proxy.